UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 26, 2007

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 26, 2007, Xilinx, Inc. issued a press release announcing that it proposes to offer $900 million of convertible junior subordinated debentures. A copy of this press release is furnished as Exhibit 99.1 to this report.

On February 26, 2007, Xilinx, Inc. issued a press release announcing an increase in the quarterly dividend from $0.09 to $0.12 per common share for the first quarter of fiscal 2008, payable on May 30, 2007, and an increase in the stock repurchase program. A copy of this press release is furnished as Exhibit 99.2 to this report.

Item 9.01  Financial Statements and Exhibits:

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of Xilinx, Inc. dated February 26, 2007 regarding the offering of junior subordinated convertible debentures.

99.2	Press Release of Xilinx, Inc. dated February 26, 2007 regarding an increase in the quarterly cash dividend and stock repurchase authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: February 27, 2007	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Xilinx, Inc. dated February 26, 2007 regarding the offering of junior subordinated convertible debentures.

99.2	Press Release of Xilinx, Inc. dated February 26, 2007 regarding an increase in the quarterly cash dividend and stock repurchase authorization.